UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

NEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38551	46-3915846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Erie St., Suite 110

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 337-4701

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.     Other Events.

On October 16, 2018, the Opposition Division of the European Patent Office determined, following multi-party opposition proceedings, to revoke European patent No. 2569633. This patent is in-licensed by Neon Therapeutics, Inc. (the “Company”) and is one asset within the Company’s intellectual property portfolio that relates to the Company’s personal neoantigen product candidates.  The Company and the licensors plan to file an appeal of this decision. While an appeal is pending at the European Patent Office, the claims in the originally granted patent remain effective and enforceable. In addition, the Company and its licensors continue to pursue additional European patent filings in support of the Company’s product candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEON THERAPEUTICS, INC.

Date: October 17, 2018	By:	/s/ Yasir B. Al-Wakeel, B.M., B.Ch.
Yasir B. Al-Wakeel, B.M., B.Ch.
Chief Financial Officer